SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 14, 2006

Date of Report

March 31, 2006

(Date of earliest event reported)

AIDA PHARAMCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50212	81-0592184
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Dingjiang Road

Jianggan District

Hangzhou, 310016

China

(Address of principal executive offices, including zip code)

86-0571-85802712

(Registrant’s telephone number, including area code)

_______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, the Company entered into an agreement to purchase at a price of $495,650, an additional 45% of the outstanding shares of Shanghai Qiaer Bio-Technology Co., Ltd. from Zhejiang Pharmaceutical Co., Ltd.  The Company previously held 55% of Shanghai Qiaer Bio-Technology Co., Ltd. and with the purchase of the additional 45% of the outstanding shares, the Company will own 100% and Shanghai Qiaer Bio-Technology Co., Ltd. will be considered a wholly owned subsidiary.  Shanghai Qiaer Bio-Technology Co., Ltd. is a company engaged in the research, development and sales of pharmaceutical products and related services.

Qiaer Bio-Tech was founded in 2001 and is located in the Zhangjiang Hi-tech development zone in Shanghai, China.  The key product of Qiaer Bio-Tech is rh-Apo21, a pioneering potential gene drug used for cancers.  The rh-Apo21 is nearing the end of the Phase I clinical trial which is expected to be complete by the end of April 2006.  Qiaer Bio-Tech has applied for three patents from the Chinese government authority, one of which has been granted with the other two in process.

The Company anticipates closing the transaction by the end of June 2006.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

Title

Location

10

Shanghai Qiaer Bio-Technology Co., Ltd. Share

Attached

Purchase Agreement

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIDA PHARMACEUTICALS, INC.

DATE:  April 14, 2006

By: /s/ Biao Jin                __________

Biao Jin

Chairman of the Board and Chief Executive Officer

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